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                                                                     EXHIBIT 4.1


                    SECOND AMENDMENT TO STOCKHOLDER AGREEMENT


                  THIS SECOND AMENDMENT TO STOCKHOLDER AGREEMENT (this "AGREEMENT") is entered into on January 15, 2002 by and among ENERGY PARTNERS, LTD., a Delaware corporation (the "COMPANY"), EVERCORE CAPITAL PARTNERS L.P., EVERCORE CAPITAL PARTNERS (NQ) L.P. and EVERCORE CO. INVESTMENT PARTNERSHIP L.P., each a limited partnership organized under the laws of the State of Delaware, and EVERCORE CAPITAL OFFSHORE PARTNERS L.P., a limited partnership organized under the laws of the Cayman Islands (collectively, the "EVERCORE ENTITIES"), ENERGY INCOME FUND, L.P., a limited partnership organized under the laws of the State of Delaware ("EIF"), and the individual stockholders of the Company signatories hereto. Terms used but not defined herein have the meanings assigned to such terms in the Stockholder Agreement (the "STOCKHOLDER AGREEMENT") dated November 17, 1999, as amended, by and among the Company, the Evercore Entities, EIF and the individual stockholders of the Company party thereto (the "INDIVIDUAL STOCKHOLDERS").

                  WHEREAS, the Company, the Evercore Entities, EIF and the Individual Stockholders are party to the Stockholder Agreement.

                  WHEREAS, the parties hereto wish to amend the Stockholder Agreement as set forth in this Agreement.

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Section 1.1 is hereby amended by adding the following definition:

                           "HHOC Shareholders" means Paul Candies, W.P. Dillard,
                  Gary L. Hall, Wayne P. Hall, John H. Peper, Bruce R. Sidner and their respective Affiliates (which term shall not include the Company or its subsidiaries).

                  2. Section 3.2(a) and (b) is hereby amended in its entirety with the following:

                           (a) The Board shall be composed of nine directors,
                  unless Richard A. Bachmann ceases to serve as Chairman and Chief Executive Officer of the Company but remains a member of the Board, in which case (and until Mr. Bachmann no longer serves on the Board) the Board shall be composed of ten directors. The number of Directors constituting the Board shall not be changed until the earlier to occur of (x) the Transition Date and (y) such time as any Person acquires at least 80% of the issued and outstanding Common Stock, provided, however, that a majority of the Board, with the unanimous

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                  consent of each Director who is a designee of any Evercore
                  Entities pursuant to this Section 3.2 may alter the size of the Board; provided, further, that no reduction shall eliminate a designee of any Shareholder under Section 3.2(b) without such Shareholder's consent.

                           (b) Until the Transition Date, the Evercore Entities
                  shall be entitled to designate or nominate four persons (with each Evercore Entity designating at least one of the persons) as directors of the Company (five persons if Richard A. Bachmann no longer serves as Chief Executive Officer of the Company but serves on the Board). EIF shall be entitled to designate or nominate one person as a director of the Company, the HHOC Shareholders shall be entitled to designate or nominate one person as a director of the Company (which designee shall initially be Gary L. Hall) and the Management Shareholders shall be entitled to designate or nominate the three remaining directors of the Company. From the Transition Date until such time as the Evercore Entities Beneficially Own a Company Ownership Interest of less than 10%, the Evercore Entities shall be able to designate or nominate a number of persons as directors of the Company equal to the product (rounded to the next highest whole number) of (i) the Company Ownership Interest of the Evercore Entities, times (ii) the total number of directors then on the Company's Board.

                  3. Section 9.2 is hereby amended to add the following to the last sentence:

                           "The rights of HHOC under Section 3.2 shall terminate
                  on the date on which the HHOC Shareholders have a Company Ownership Interest (as determined in good faith by the Company) of less than 10%."

                  4. By their execution hereof, Richard A. Bachmann and the Evercore Entities acknowledge that the Required Approval has been obtained for the execution, delivery and performance of this Agreement.

                  5. Except as expressly set forth herein, the terms of the Stockholder Agreement are unchanged, and the Stockholder Agreement, as amended by this Agreement, is hereby confirmed and ratified. Except for the HHOC Shareholders, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  6. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that the parties need not sign the same counterpart.


                                      -2-
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                  7. This Agreement shall become effective upon the execution of this Agreement by the Company, the Evercore Entities, EIF and the holders of a majority of the Securities owned by Individual Shareholders.

                                      -3-
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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the date first above written.

                                    ENERGY PARTNERS, LTD.


                                    By:
                                       ------------------------------------
                                       Name:  Richard A. Bachmann
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                    EVERCORE CAPITAL PARTNERS L.P.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    EVERCORE CAPITAL PARTNERS (NQ) L.P.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    EVERCORE CAPITAL OFFSHORE PARTNERS L.P.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


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                                    EVERCORE CO-INVESTMENT PARTNERSHIP L.P.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    ENERGY INCOME FUND, LP


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                    ---------------------------------------
                                    Richard A. Bachmann



                                    ---------------------------------------
                                    Suzanne Baer



                                    ---------------------------------------
                                    William O. Hiltz



                                    ---------------------------------------
                                    John McCandless



                                    ---------------------------------------
                                    Louis Willhoit, Jr.



                                    ---------------------------------------
                                    Clinton Coldren



                                    ---------------------------------------
                                    Ken Smith

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                                    ---------------------------------------
                                    Thomas DeBrock



                                    ---------------------------------------
                                    Ken Meyers



                                    ---------------------------------------
                                    John Phillips



                                    ---------------------------------------
                                    Eamon Kelly



                                    ---------------------------------------
                                    Harold Carter